Exhibit T3A.7

RESTATED CERTIFICATE OF INCORPORATION OF

MOTIENT SERVICES INC.

April 24, 2000

MOTIENT SERVICES INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), hereby certifies as follows:

1.
The name of the Corporation is MOTIENT SERVICES INC., formerly AMSC Subsidiary Corporation, having filed the original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 22, 1991.

2.
This Restated Certificate of Incorporation, the entirety of which Is set forth below, has been duly adopted in accordance with Section 245 of the Delaware General Corporation Law, only restates and integrates and does not further amend the provisions of the Corporation’s certificate of incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

FIRST:  The name of the Corporation » MOTIENT SERVICES INC.

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, County of New Castle, Wilmington, Delaware 19805. The name of the Corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc. The address of the registered office of the Corporation In the Commonwealth of Virginia is 11 South 12th Street, Richmond, Virginia 23219, in the County of Henrico. In the Commonwealth of Virginia. The name of the Corporation’s registered agent at such address is Beverley L. Crump, who is a resident of the Commonwealth of Virginia and a member of the Virginia State Bar. His business address is the same as the registered office in Virginia.

THIRD:  The Corporation shall be duly incorporated in the State of Delaware and the Commonwealth of Virginia. The Corporation elects to be a Virginia Public Service Company in Virginia, as that term is defined under Title 56 of the Code of Virginia. The Corporation is organized, among other purposes, for conducting the business of, including, but not limited to, providing mobile radio telephone service via satellite on a for-hire basis to the public, and shall have the powers and limitations of. a public service company in the Commonwealth of Virginia, which shall include the power to exercise any and all of the rights, privileges and powers of a public service company pursuant to Title 56 of the Code of Virginia, or any subsequent amendment thereto, and any non-public service activities so far as may be related to or incidental to the Corporation’s public service activities within the Commonwealth of Virginia.

FOURTH:  A further purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FIFTH:  The total number of shares of stock the Corporation has the authority to issue is 3,000 shares of Common Stock, $0.10 par value per share.

SIXTH:  Elections of directors need not be by written ballot. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware or other applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

SEVENTH:  The Board of Directors shall have the power, in addition to the stockholders, to make, alter, or repeal the bylaws of the Corporation if and to the extent permitted by the provisions governing amendment of the bylaws contained in the bylaws as in effect from time to time.

EIGHTH:  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation in accordance with the laws of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation in accordance with the laws of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be. and also on the Corporation.

NINTH:  A director of the Corporation shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article NINTH shall not eliminate or reduce the liability of a director in any case where such elimination or reduction is not permitted by law.

TENTH:  Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article TENTH shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

ELEVENTH:  The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

TWELFTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation,

IN WITNESS WHEREOF, said Motient Services Inc. has caused this Restated Certificate of Incorporation to be signed by its Senior Vice President, and attested by its Assistant Secretary as of the 24th day of April, 2000.

/s/ Randy S, Segal
Randy S. Segal
Senior Vice President

/s/ David H. Engvall
David H. Engvall
Assistant Secretary

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
MOTIENT SERVICES INC.
Pursuant to Section 242

MOTIENT SERVICES INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Article Fifth of the Restated Certificate of Incorporation of this Corporation shall be amended by adding the following sentence to the end of said Article Fifth:

“The Corporation shall not Issue any class of non-voting stock.”;

SECOND: Provision for the making of this Amendment to the Restated Certificate of Incorporation is contained In an order of the United States Bankruptcy Court for the Eastern District of Virginia under Chapter 11 of Title 11 of the United States Code for the reorganization of Motient Corporation et al. The bankruptcy filing was made January 10,2002 and confirmed on April 26,2002. This Amendment is filed pursuant to Section 303 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid Amendment to the Certificate of Incorporation of the Corporation shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has, on this 13th day of May, 2002, executed this Certificate of Amendment to the Restated Certificate of Incorporation and affirms, under penalties of perjury, that the statements contained herein are true and correct and that this Certificate of Amendment to the Restated Certificate of Incorporation of Motient Services Inc. is the act and deed of Motient Services Inc.

Motient Services Inc.

By:	/s/ David H. Engvall
David H. Engvall
Secretary